As filed with the Securities and Exchange Commission on June 17, 2003.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LYNX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3161073
(State of Incorporation)	(I.R.S. Employer Identification Number)

25861 Industrial Blvd.
Hayward, CA 94545
(510) 670-9300
(Address of principal executive offices)

1992 STOCK OPTION PLAN
(Full title of the plan)

Edward C. Albini
Chief Financial Officer
Lynx Therapeutics, Inc.
25861 Industrial Blvd.
Hayward, California 94545
(510) 670-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Kitch, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

Title of Class of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee

Stock Options and Common Stock (par value $0.01 per share)	200,000 shares	$3.77	$754,000.00	$61.00

(1)	This Registration Statement shall cover any additional shares of common stock that become issuable under the 1992 Stock Option Plan, as amended, set forth herein by reason of any stock dividend, stock split, recapitalization or any similar transaction without receipt of consideration, which results in an increase in the number of shares of the outstanding common stock of Lynx Therapeutics, Inc.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq SmallCap Market System on June 12, 2003.

     Approximate date of commencement of proposed sale to the public:
as soon as practicable after this Registration Statement becomes effective.

EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.1

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
NOS. 333-86634, 333-94872, 333-21997, 333-59157, 333-39480, 333-63804 and 333-100793

          This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1992 Stock Option Plan, as amended (the “Plan”). The contents of the Registration Statements on Form S-8 Nos. 333-86634, 333-94872, 333-21997, 333-59157, 333-39480, 333-63804 and 333-100793 previously filed with the Securities and Exchange Commission on November 21, 1994, July 24, 1995, February 19, 1997, July 15, 1998, June 16, 2000, June 25, 2001 and October 28, 2002, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company*

4.1.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company**

4.2	Bylaws of the Company, as amended*

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1	1992 Stock Option Plan, as amended

*     Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the Commission on August 14, 2000, and incorporated herein by reference.

**    Filed previously as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 28, 2003, and incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, County of Alameda, State of California, on June 17, 2003.

LYNX THERAPEUTICS, INC.

By:	/s/ Kevin P. Corcoran

Kevin P. Corcoran
President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Corcoran and Edward C. Albini, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Corcoran Kevin P. Corcoran	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2003

/s/ Edward C. Albini Edward C. Albini	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 17, 2003

/s/ Craig C. Taylor Craig C. Taylor	Chairman of the Board	June 17, 2003

/s/ Marc D. Kozin Marc D. Kozin	Director	June 17, 2003

/s/ Sydney Brenner, M.B., D.Phil. Sydney Brenner, M.B., D. Phil.	Director	June 17, 2003

/s/ James C. Kitch James C. Kitch	Director	June 17, 2003

/s/ Leroy Hood, M.D., Ph.D. Leroy Hood, M.D., Ph.D.	Director	June 17, 2003

David C. U’Prichard, Ph.D.	Director	June , 2003

/s/ Richard P. Woychik, Ph.D. Richard P. Woychik, Ph.D.	Director	June 17, 2003

/s/ James V. Mitchell James V. Mitchell	Director	June 17, 2003

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company*

4.1.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company**

4.2	Bylaws of the Company, as amended*

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on signature pages to this Registration Statement

99.1	1992 Stock Option Plan, as amended

*     Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the Commission on August 14, 2000, and incorporated herein by reference.

**   Filed previously as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 28, 2003, and incorporated herein by reference.